UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2021

Date of Report (date of earliest event reported)

OLD COPPER COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information under Item 2.01 below with respect to the Master Leases (as defined below) is incorporated by reference into this Item 1.02.

Item 1.03.	Bankruptcy or Receivership.

As previously reported, on May 15, 2020, Old COPPER Company, Inc. (f/k/a J. C. Penney Company, Inc.) (the “Company”) and certain of its subsidiaries (the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases were jointly administered under the caption In re: J. C. Penney Company, Inc., et al., Case No. 20-20182 (DRJ). On December 16, 2020, the Bankruptcy Court entered the Amended Order Approving the Disclosure Statement for, and Confirming, the Amended Joint Chapter 11 Plan of Reorganization of J. C. Penney Company, Inc. and Its Debtor Affiliates [Docket No. 2190] (the “Confirmation Order”), confirming the Amended Joint Chapter 11 Plan of Reorganization of J. C. Penney Company, Inc. and its Debtor Affiliates [Docket No. 2162] (the “Plan of Reorganization”) and approving the Disclosure Statement [Docket No. 1647].

On January 30, 2021 (the “Effective Date”), the Plan of Reorganization became effective pursuant to its terms and the Debtors filed a Notice of (I) PropCo Closing and (II) Occurrence of Effective Date with the Bankruptcy Court.

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claim agent, Prime Clerk, at http://www.cases.primeclerk.com/JCPenney.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on October 28, 2020, the Company and certain of its subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Copper Retail JV LLC (“OpCo Purchaser”), an entity formed by and under the joint control of Simon Property Group, L.P. and Brookfield Asset Management Inc., and Copper Bidco LLC (“PropCo Purchaser” and, together with OpCo Purchaser, the “Purchasers”), an entity that is controlled by the lenders under the Superpriority Senior Secured Debtor-In-Possession Credit and Guaranty Agreement (the “DIP Credit Agreement”) and the other holders of the Debtors’ first lien debt. Pursuant to the Asset Purchase Agreement, as part of a credit bid by GLAS USA LLC, as administrative agent under the DIP Credit Agreement, and Wilmington Trust, National Association, as first lien agent, at the direction of a majority of the Debtors’ first lien creditors, the Purchasers agreed to acquire substantially all of the Sellers’ assets and assume certain of the Sellers’ obligations associated with the purchased assets.

Also as previously reported, on December 7, 2020, pursuant to the terms of the Asset Purchase Agreement, the Sellers completed their sale (the “OpCo 363 Sale”) to one or more newly formed subsidiaries of OpCo Purchaser (collectively, “OpCo”) of substantially all of the retail and operating assets (other than the PropCo Properties, as defined and described below) of the Company and its subsidiaries (collectively, the “Company Parties”). Pursuant to the OpCo 363 Sale, OpCo Purchaser also assumed certain liabilities related to such assets. The Sellers received, among other things, a cash payment of approximately $1 billion (which amount is subject to post-closing adjustments) and a portion of the credit bid (which portion PropCo Purchaser assigned to OpCo Purchaser for certain consideration set forth in the Asset Purchase Agreement immediately prior to the consummation of the OpCo 363 Sale).

On January 30, 2021, the Sellers completed their sale (the “PropCo Sale”) to PropCo Purchaser of certain of the Company Parties’ owned and ground leased real estate assets, consisting of 160 retail stores (the “Stores”) and all six of their owned distribution centers (the “DCs” and, together with the Stores, the “PropCo Properties”). Pursuant to the PropCo Sale, PropCo Purchaser or one or more of its designees also assumed certain liabilities related to the PropCo Properties. The Sellers received the remaining portion of the credit bid referred to in the above paragraph.

In connection with the consummation of the PropCo Sale and pursuant to the Asset Purchase Agreement, on January 30, 2021, the Sellers assigned the Master Leases to certain property holding companies designated by PropCo Purchaser. Previously, on December 7, 2020, to provide for OpCo’s use of the PropCo Properties upon consummation of the OpCo 363 Sale, (i) certain of the Company’s subsidiaries, collectively as landlord, and Penney Tenant I LLC, a subsidiary of OpCo Purchaser, as tenant, entered into a “triple-net” master lease (the “Store Master Lease”), pursuant to which the tenant leases the Stores, and (ii) certain of the Company’s subsidiaries, collectively as landlord, and Penney Tenant II LLC, a subsidiary of OpCo Purchaser, as tenant, entered into a “triple-net” master lease (the “DC Master Lease” and, together with the Store Master Lease, the “Master Leases”), pursuant to which the tenant leases the DCs. The Master Leases have an initial term of 20 years, followed by five option periods of five years each. The initial base rent for the Store Master Lease is approximately $121.2 million per year and is subject to adjustments set forth therein, and the initial base rent for the DC Master Lease is approximately $35.4 million per year and is subject to adjustments set forth therein.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the OpCo 363 Sale or the PropCo Sale.

Item 3.03.	Material Modification to Rights of Security Holders.

The Plan of Reorganization, which became effective on January 30, 2021, provides that, among other things, on the Effective Date, except as otherwise specifically provided for therein or in the Confirmation Order or the Asset Purchase Agreement: (i) the obligations under the DIP Credit Documents, First Lien Debt Documents, the ABL Credit Agreement, and any other certificate, Security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan of Reorganization) shall be cancelled, and the Wind-Down Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated pursuant to the Plan of Reorganization) shall be released. As a result, as of the Effective Date, among other things, all of the Company’s equity interests, consisting of shares of common stock and related preferred stock repurchase rights, were cancelled without consideration and have no value. Capitalized terms used but not defined in this paragraph have the meanings given such terms in the Plan of Reorganization, which was included as Exhibit A to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 16, 2020.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan of Reorganization, on the Effective Date, the Company’s board of directors was dissolved.

Item 8.01.	Other Events.

On February 1, 2021, the Company will file a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock and related preferred stock purchase rights and suspend its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the

Company will no longer be required to file certain reports under the Exchange Act, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and intends to immediately cease filing any such reports.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit 2.1*	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to Form 8-K filed on November 3, 2020)

	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD COPPER COMPANY, INC.

By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Vice President of Restructuring

Date: February 1, 2021